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EXHIBIT 16(a)


                                                       March 27, 1997

Securities and Exchange Commission
450 5th Street, NW
Washington, D.C. 20549

Gentlemen:

We have read Item 9 of Form 10-K dated March 27, 1997, of Fund American Enterprises Holdings, Inc., and are in agreement with the statement contained in the second paragraph of Item 9. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                       Very truly yours,

                                                       ERNST & YOUNG LLP